Exhibit 16.1

Re:	Fsona Systems Corp. (formerly Matrix Ventures, Inc.) (the “Company”)

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated April 30, 2007, captioned "Changes in the Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

May 14, 2007